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                    [Letterhead of Andrews & Kurth L.L.P.]


                                                                     Exhibit 5.1





                                 June 9, 1997


Board of Directors
Energy Corporation of America
4643 South Ulster Street, Suite 1100
Denver, Colorado 80237

Ladies and Gentlemen:

                We have acted as counsel to Energy Corporation of America, a West Virginia corporation (the "Company") in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer by the Company to exchange up to $200,000,000 aggregate principal amount of its 9 1/2% Senior Subordinated Notes Due 2007, Series A (the "Exchange Notes") for its existing 9 1/2% Senior Subordinated Notes Due 2007 (the "Existing Notes"). The Exchange Notes are proposed to be issued in accordance with the provisions of the indenture, dated as of May 23, 1997, between the Company and The Bank of New York, as Trustee (the "Indenture").

                In arriving at the opinions expressed below, we have examined the Registration Statement, the Prospectus contained therein, the Indenture, which is filed as an exhibit to the Registration Statement, and the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials and officers and representatives of the Company. In such examination, we have assumed and have not verified (i) that the signatures on all documents that we have examined are genuine, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity with the authentic originals of all documents submitted to us as certified, photostatic or faxed copies, and (iv) that all documents in respect of which forms were filed with the Securities and Exchange Commission as exhibits to the Registration Statement will conform in all material respects to the forms thereof that we have examined. In addition, as the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion.

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Board of Directors
Energy Corporation of America
June 9, 1997


                Based upon the foregoing, having due regard for such legal considerations as we deem relevant and assuming the due authorization, execution and delivery of the Exchange Notes by the Company, we are of the opinion that the Exchange Notes, (a) when exchanged in the manner described in the Registration Statement, (b) when duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, (c) when the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and
(d) when applicable provisions of "blue sky" laws have been complied with, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors, rights and by general equitable principles (whether considered in a proceeding in equity or at law).

                We are qualified to practice law in the State of Texas and the State of New York. We express no opinion as to, and for the purposes of the opinions set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of Texas and the State of New York. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of the firm name under the heading "Legal Matters" in the Registration Statement.

                                                Very truly yours,


2442/1210/2698                                  /s/ Andrews & Kurth L.L.P.